Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share, of Blaize Holdings, Inc., a Delaware corporation, is being filed and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 20, 2025

LANE BESS

By:	/s/ Lane Bess

BESS VENTURES AND ADVISORY, LLC

By:	/s/ Lane Bess
	Name:	Lane Bess
	Title:	Owner-Manager

DESTIN HUANG IRREVOCABLE TRUST DATED OCTOBER 19, 2021

By:	/s/ Donald A. Kress
	Name:	Donald A. Kress
	Title:	CEO & President

[Signature Page to Joint Filing Statement]